Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned persons hereby constitutes and appoints Brian L. Halla, Lewis Chew, and Nancy Lucke Ludgus, and each of them singly, his true and lawful attorney-in-fact and in his name, place, and stead, and in any and all of his offices and capacities with National Semiconductor Corporation, to sign the Registration Statement with which this Power of Attorney is filed, and any and all amendments to said Registration Statement, and generally to do and perform all things and acts necessary or advisable in connection therewith, and each of the undersigned hereby ratifies and confirms all that each of said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto executed this Power of Attorney as of the date set forth opposite his signature.

SIGNATURE		DATE

/S/	STEVEN R. APPLETON	September 27, 2007
Steven R. Appleton

Gary P. Arnold

/S/	RICHARD J. DANZIG	September 27, 2007
Richard J. Danzig

/S/	JOHN T. DICKSON	September 27, 2007
John T. Dickson

/S/	ROBERT J. FRANKENBERG	September 27, 2007
Robert J. Frankenberg

/S/	E. FLOYD KVAMME	September 27, 2007
E. Floyd Kvamme

/S/	MODESTO A. MAIDIQUE	September 28, 2007
Modesto A. Maidique

/S/	EDWARD R. McCRACKEN	September 27, 2007
Edward R. McCracken